UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Consonance-HFW Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1556622
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Palmer Square, Suite 305, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be Registered	Name of Each Exchange on Which Each Class Is to Be Registered

Units, each consisting of one Class A Ordinary Share, and one-third of one Warrant to acquire one Class A Ordinary Share	NYSE American LLC

Class A Ordinary Shares, par value $0.0001 per share	NYSE American LLC

Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-249394
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Explanatory Note

Consonance-HFW Acquisition Corp. (the “Company”) is filing an amendment to its registration statement on Form 8-A with the U.S. Securities and Exchange Commission in connection with the transfer of the proposed listing of the Company’s units, Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), and warrants to purchase Class A ordinary shares from the New York Stock Exchange to NYSE American LLC.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares and warrants to purchase Class A ordinary shares of Company. The description of the units, Class A ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-249394) filed with the U.S. Securities and Exchange Commission on October 9, 2020, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

Consonance-HFW Acquisition Corp.

By:	/s/ Gad Soffer
Gad Soffer
Chief Executive Officer

Dated: November 4, 2020